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                                                                  EXHIBIT 1.1


                            STOCK PURCHASE AGREEMENT


     This agreement is dated May 7th, 2001 between Paul Revere Capital Partners Ltd. ("Purchaser"), and General Magic, Inc. ("Company"), whereby the parties agree as follows:


     The Purchaser shall buy and the Company agrees to sell 1,301,723 shares ("Shares") of the Company's Common Stock at a price of $1.00 per share. The Shares have been registered on a Form S-3, File No. 333-79857, which registration statement has been declared effective by the Securities and Exchange Commission. The Shares, when delivered will be free of restrictive legends and will be free of any resale restrictions. The Company shall deliver a prospectus supplement on Form 424(b)(2) regarding the sale of the Shares prior to funding as a condition to the effectiveness of this Agreement. Prior to delivery of such prospectus supplement this Agreement shall be an indication of interest only.


     The Purchaser shall wire the purchase amount to the Company to the account set forth below.


Wire Transfer Instructions:

Citibank
New York, NY
ABA#021000089
For Credit to:
Morgan Stanley & Co., Inc.
Account #3889-0774
For Further Credit to:
account #   14-78133
Account:    General Magic, Inc.


     The Company shall cause its transfer agent to transmit the Shares electronically to the Purchaser by crediting the account set forth below through the Deposit Withdrawal Agent Commission system.


DWAC instructions:

     DTC#       [0443]
     Account #  [6E2-052003]


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                                      2


                             AGREED AND ACCEPTED:


                             COMPANY: General Magic, Inc.


                             By: /s/ ROSE MARCARIO SVP & CFO
                                --------------------------------
                                Name: Rose Marcario
                                Title: Senior Vice President / Chief
                                       Financial Officer


                             PURCHASER: Paul Revere Capital Partners Ltd.


                             By: /s/ DAVID SIMS
                                --------------------------------
                                Name: David Sims
                                Title: Director